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                                                                  EXHIBIT 99.4

                           WEIRTON STEEL CORPORATION

                                Exchange Offer
                               to holders of its
                         10-3/4% Senior Notes due 2005

                         NOTICE OF GUARANTEED DELIVERY

     As set forth in the Prospectus dated October __, 1995 (the "Prospectus") of Weirton Steel Corporation ("Issuer") under "The Exchange Offer -- How to Tender" and in the Letter of Transmittal for 10-3/4% Senior Notes due 2005 (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) of the Issuer if: (i) certificates for the above-referenced Notes (the "Senior Notes") are not immediately available; or (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the Expiration Date (as defined in the Prospectus) of the Exchange Offer. Such form may be delivered by hand or transmitted by telegram, telex, facsimile transmission or letter to the Exchange Agent.

               TO: BANKERS TRUST COMPANY (the "Exchange Agent")

                                 By Facsimile:
                                (212) 250-6275
                                (212) 250-3290


                           Confirm by telephone to:
                                (212) 250-6270


                                   By Mail:
                             Bankers Trust Company
                       Corporate Trust and Agency Group
                           Reorganization Department
                                 P.O. Box 1458
                             Church Street Station
                        New York, New York  10008-1458


                          By Hand/Overnight Delivery:
                             Bankers Trust Company
                       Corporate Trust and Agency Group
                           Receipt & Delivery Window
                       123 Washington Street, 1st Floor
                           New York, New York  10006


             Delivery of this instrument to an address other than
            as set forth above or transmittal of this instrument to
              a facsimile or telex number other than as set forth
                  above does not constitute a valid delivery.










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Ladies and Gentlemen:

     The undersigned hereby tenders to the Issuer, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged, the principal amount of Senior Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal.




                                                                                           Sign Here
 Principal Amount of Senior Notes
 Tendered                                                    Signature(s)



 Certificate Nos.                                            Please Print the Following Information
 (if available)
                                                             Name(s)


 Total Principal Amount                                      Address
   Represented by Senior Notes
   Certificate(s)


                                                             Area Code and Tel. No(s).






 Account Number



 Dated: _______________, 1995





















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                                   GUARANTEE


     The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17A(d)-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees (a) that the above-named person(s) own(s) the above-described securities tendered hereby within the meaning of Rule 10b-4 under the Securities Exchange Act of 1934, (b) that such tender of the above-described securities complies with Rule 10b-4, and (c) that delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within five trading days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.



                                 Name of Firm


                             Authorized Signature


                         Number and Street or P.O. Box


City                      State                                       Zip Code


                            Area Code and Tel. No.

Dated:  _____________, 1995